RENEWAL PROMISSORY NOTE

Dated as of November 30, 2006

FOR VALUE RECEIVED, the undersigned, CHARYS HOLDING COMPANY, INC., a Delaware corporation (the “Maker”), promises to pay to the order of TROY D. CROCHET, an individual resident of the State of Texas (the “Holder”), an amount equal to $77,932,514.15 (such amount, being referred to as the “Principal Amount”) in lawful money of the United States, together with interest thereon at the rate set forth below, pursuant to the terms and conditions set forth in this promissory note (this “Note”).

1.     The Principal Amount, together with all accrued and unpaid interest on the entire Principal Amount, shall be due and payable by the Maker to the Holder at 202 Castle Circle, Port Neches, Jefferson County, Texas, as follows:

(a)     It is understood by the Holder that the Maker is attempting to secure financing in an amount of $150,000,000 (the “Target Raise”) pursuant to the Maker’s October 10, 2006 engagement letter with McMahan Securities (the “Bond Offering”). Depending on the outcome of that financing, this Note shall be payable in the following manner:

(i)     If the net proceeds of the Bond Offering after paying the fees, commissions and expenses of the offering is equal to $150,000,000, the proceeds to be received by the Maker will be used as described in Schedule 1 attached hereto.

(ii)     If the net proceeds of the Bond Offering after paying the fees, commissions and expenses of the offering is greater than $150,000,000 the amount raised in excess of $150,000,000 will be applied first to the working capital needs of the Maker’s subsidiaries in amounts deemed reasonably necessary by the Maker, not to exceed $5,000,000. Thereafter, the Maker will apply the entire remainder of the excess to the payment of this Note.

(iii)     If the net proceeds of the Bond Offering after paying the fees, commissions and expenses of the offering is less than $150,000,000 then each of the amounts shown in Schedule 1 will be reduced by the percentage that the net proceeds of the Bond Offering is less than $150,000,000. Maker will also pay to Holder any amounts by which Maker and Holder can convince the other parties named on Schedule 1 to reduce the payments due to them.

(b)     Provided, however, in any event, the Principal Amount and all accrued and unpaid interest on the Principal Amount will be payable on or before January 31, 2008. All payments will be applied first to accrued and then unpaid interest and the balance, if any, will be applied to the Principal Amount.

(c)     Provided further, subject to the provisions of the preceding subparagraphs (a) and (b), at such time as the New Stream Commercial Finance, LLC financing, the Gottbetter Capital Finance, LLC financing, and the Cotton Sellers have been paid all sums owed to them by the Maker (the “Third Party Debt”), the Maker agrees that any receivable proceeds in excess of sums needed to operate the Maker’s C & B Holdings subsidiaries, Crochet & Borel Services, Inc and Cotton Holdings, will be paid to the Holder to reduce the Principal Amount. As used herein, (i) the New Stream Commercial Finance, LLC financing means the financing of accounts receivable of Crochet & Borel Services, Inc., as described in an 8-K filed by the Maker with the Securities and Exchange Commission on September 8, 2006, and the New Stream Commercial Finance, LLC financing of accounts receivable of Ayin Tower Management Services Inc., as described in an 8-K filed by the Maker with the Securities and Exchange Commission on September 8, 2006, (ii) the Gottbetter Capital Finance, LLC financing means the financing as described in an 8-K filed by the Maker with the Securities and Exchange Commission on September 6, 2006, and (iii) the Cotton Sellers means those parties to the loan agreements identified in an 8-K filed by the Maker with the Securities and Exchange Commission on December 14, 2006.

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2.     From and after November 30, 2006, through the Maturity Date, or, if sooner, the date on which this Note has been paid in full, simple interest shall accrue on the unpaid Principal Amount at the applicable federal short-term rate (such rate being determined from a one-month average of market yields from marketable obligations of the United States with maturities of three years or less) for May 2006 of 4.74% as set forth in IRS Rev. Rul. 2006-22 calculated on the basis of 365 days per year and actual days elapsed and computed on the daily unpaid Principal Amount.

3.     To the extent of $19,000,000, plus accrued interest on such amount since June 5, 2006, this Note is given in renewal and extension (and not in cancellation) of that certain Seller’s Note by and between the Maker and the Holder dated June 5, 2006.

4.     This Note is secured by a Security Agreement of even date herewith as described in Schedule 2 attached hereto (the “Security Agreement”). Notwithstanding anything herein contained to the contrary, the Maker shall have no obligation with respect to the Security Agreement until such time as all lien holders described in Schedule 3 attached hereto have consented to execution of this Note and the Security Agreement.

5.     In the event of any conflict between the terms of this Note or any of the other agreements executed by the Maker and the Holder with respect to the subject matter hereof, or any of the attachments referred to therein or herein, the terms of this Note shall control.

6.     This Note shall be construed and enforceable in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the Maker has executed this Note effective as of the ___ day of November, 2006.

CHARYS HOLDING COMPANY, INC.

By
Billy V. Ray, Jr.,
Chief Executive Officer

Payment of this Note is hereby guaranteed by all the undersigned corporations, jointly and severally:

C & B HOLDINGS, INC.		CROCHET & BOREL SERVICES, INC.		AYIN HOLDING COMPANY, INC.

By		By		By
	Billy V. Ray, Jr.,		Troy D. Crochet,		Jimmy Taylor,
	Chief Executive Officer		President		President

Attachments:
Schedule 1 - Bond Offering Use of Proceeds
Schedule 2 - The Security Agreement
Schedule 3 - Consent of Lien Holders

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Schedule 1

Bond Offering Use of Proceeds

$150,000,000 Target Raise

CTSI/MSAI Seller Note	$77,613,000
Cotton Sellers Note	27,500,000
C&B Sellers Note	25,000,000
Redemption of Convertible Debenture (A)	25,000,000
Working Capital	887,000
Cash Provided from Acquisitions (B)	(6,000,000)
Total Raise	$150,000,000

NOTES:

(A)	Includes the redemption premium.
(B)	Acquisitions include CTSI, MSAI, Cotton.

Schedule 2
The Security Agreement

Schedule 3
Consent of Lien Holders

Consents must be obtained from the following:

Cotton Holdings I, Inc.

Cotton Commercial USA, LP

Cotton Restoration, LP

Chad Weigman

Blake Stansell

Bryan Michalsky

James Scaife

Randall Thompson

Pete Bell

Daryn Ebrecht

Russell White

Johnny Slaughter

Imperium Master Fund, Ltd.

New Stream Commercial Finance, LLC

Gottbetter Capital Finance, LLC

Fort Mason Master, LP

UBS Alternative & Quantitative Investments, LLC

Fort Mason Partners, LP

GCA Strategic Investment Fund Limited

PCM II, LLC